As filed with the Securities and Exchange Commission on October 3, 2014

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OSIRIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Maryland	71-0881115
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

7015 Albert Einstein Drive
Columbia, Maryland	21046
(Address of Principal Executive Offices)	(Zip Code)

Osiris Therapeutics, Inc.

Amended and Restated 2006 Omnibus Plan

(Full title of the plan)

Lode Debrabandere, Ph.D.

President and Chief Executive Officer

Osiris Therapeutics, Inc.

7015 Albert Einstein Drive

Columbia, MD  21046

(Name and address of agent for service)

(443) 545-1819

(Telephone number, including area code, of agent for service)

with a copy to:

Douglas M. Fox, Esquire

Ballard Spahr LLP

18th Floor

300 East Lombard Street

Baltimore, MD 21202-3268

(410) 528-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	750,000 shares	$12.655	$9,491,250	$1,102.88

(1)                                 Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.

(2)                                 Estimated solely for the purpose of calculating the registration fee.  In accordance with Rule 457(h) promulgated under the Securities Act, the price shown is based upon the average of the high and low prices reported for the Common Stock on the NASDAQ Global Market on September 29, 2014.

(3)                                 Calculated under Section 6(b) of the Securities Act as .0001162 of the aggregate offering price.

PART II -

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

Osiris Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement to register an additional 750,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), for issuance under the Osiris Therapeutics, Inc. Amended and Restated 2006 Omnibus Plan (as previously existing or as amended, or amended and restated, from time to time, as the context so dictates, the “Plan”).  The increase in the number of shares authorized for issuance under the Plan, as well as certain other amendments to the Plan that are described in the Registrant’s definitive proxy statement, filed with the United States Securities and Exchange Commission (the “Commission”) on March 28, 2014, was approved by the Registrant’s stockholders on May 6, 2014.

The Registrant previously filed a registration statement on Form S-8 (File No. 333-137952), a Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-137952), a registration statement on Form S-8 (File No. 333-167652), and a registration statement on Form S-8 (File No. 333-184838) covering an aggregate of 2,250,000 shares of Common Stock authorized for issuance under the Plan.  Upon the effectiveness of this Registration Statement, an aggregate of 3,000,000 shares of Common Stock will have been registered for issuance from time to time under the Plan.  Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements (including the post-effective amendment) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth in one or more of the earlier registration statements, or herein.  Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

Item 3.                                                         Incorporation of Documents by Reference.

The following documents, which have previously been filed with the Commission by the Registrant, are hereby incorporated by reference into this Registration Statement and made a part hereof:

•                                          The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on March 31, 2014 (File No. 001-32966);

•                                          The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the Commission on May 12, 2014 (File No. 001-32966);

•                                          The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the Commission on August 11, 2014 (File No. 001-32966);

•                                          All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of Registrant’s most recent fiscal year ended December 31, 2013 (except for any reports, or portions of reports, that are not deemed “filed” with the Commission); and

•                                          The description of the Common Stock contained in the Registration Statement on Form 8-A/A, filed with the Commission on June 18, 2010 (File No. 001-32966), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such document.  Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  The Registrant is not, however, incorporating by reference any documents, or portions of documents, that are not deemed “filed” with the Commission.

Item 8.                                                         Exhibits.

Exhibit
Number	Description

4.1

Articles of Restatement of the Registrant as filed with the State Department of Assessments and Taxation of Maryland on June 4, 2010 (Incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed by the Registrant with the Commission on August 6, 2010).

4.2	Bylaws of the Registrant. (Incorporated herein by reference to Exhibit 3.3 to the Current Report on Form 8-K filed by the Registrant with the Commission on June 2, 2010).

4.3

Amended and Restated 2006 Omnibus Plan, effective as of May 27, 2010. (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on June 2, 2010).

4.4

First Amendment to Amended and Restated 2006 Omnibus Plan, effective as of June 11, 2012. (Incorporated herein by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 filed by the Registrant with the Commission on November 9, 2012).

4.5	Second Amendment to Amended and Restated 2006 Omnibus Plan, effective May 6, 2014. (Filed herewith).

5.1	Opinion of Ballard Spahr LLP. (Filed herewith).

23.1	Consent of BDO USA, LLP. (Filed herewith).

23.2	Consent of Ballard Spahr LLP. (Included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, State of Maryland, on October 3, 2014.

Osiris Therapeutics, Inc.

By:	/s/ Lode Debrabandere
Name:	Lode Debrabandere, Ph.D.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lode Debrabandere	President, Chief Executive Officer and Director	October 3, 2014
Lode Debrabandere, Ph.D.	(Principal Executive Officer)

/s/ Philip R. Jacoby, Jr.	Chief Financial Officer and Corporate Secretary	October 3, 2014
Philip R. Jacoby, Jr.	(Principal Financial Officer and Principal Accounting Officer)

/s/ Peter Friedli	Director	October 3, 2014
Peter Friedli

/s/ Felix Gutzwiller	Director	October 3, 2014
Felix Gutzwiller, M.D., Dr.P.H.

/s/ Jay M. Moyes	Director	October 3, 2014
Jay M. Moyes

/s/ Hans Klingemann	Director	October 3, 2014
Hans Klingemann, M.D., Ph.D.

EXHIBIT INDEX

Exhibit
Number	Description

4.1

Articles of Restatement of the Registrant as filed with the State Department of Assessments and Taxation of Maryland on June 4, 2010 (Incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed by the Registrant with the Commission on August 6, 2010).

4.2	Bylaws of the Registrant. (Incorporated herein by reference to Exhibit 3.3 to the Current Report on Form 8-K filed by the Registrant with the Commission on June 2, 2010).

4.3

Amended and Restated 2006 Omnibus Plan, effective as of May 27, 2010. (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on June 2, 2010).

4.4

First Amendment to Amended and Restated 2006 Omnibus Plan, effective as of June 11, 2012. (Incorporated herein by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 filed by the Registrant with the Commission on November 9, 2012).

4.5	Second Amendment to Amended and Restated 2006 Omnibus Plan, effective May 6, 2014. (Filed herewith).

5.1	Opinion of Ballard Spahr LLP. (Filed herewith).

23.1	Consent of BDO USA, LLP. (Filed herewith).

23.2	Consent of Ballard Spahr LLP. (Included in Exhibit 5.1).